UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SIENNA BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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30699 Russell Ranch Road, Suite 140

Westlake Village, California 91362

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2018

To the Stockholders of Sienna Biopharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Sienna Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on June 1, 2018, at 10:00 a.m. local time, at the Hyatt Regency Westlake at 880 S. Westlake Blvd., Westlake Village, California 91361 for the following purposes:

1.	To elect two Class I directors to hold office until the 2021 annual meeting of stockholders or until their successors are elected and qualified. The nominees for election to the Company’s board of directors are Frederick C. Beddingfield III, M.D., Ph.D. and Todd Harris, Ph.D.

2.	To ratify the selection, by the audit committee of the Company’s board of directors, of Ernst & Young LLP, as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2018; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 10, 2018 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The board of directors recommends that you vote:

FOR the election of the two director nominees named in Proposal No. 1 of the Proxy Statement; and

FOR the ratification of the appointment of Ernst & Young LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

Timothy K. Andrews
General Counsel and Corporate Secretary

Westlake Village, California

April 19, 2018

SIENNA BIOPHARMACEUTICALS, INC.

30699 Russell Ranch Road, Suite 140

Westlake Village, California 91362

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON

JUNE 1, 2018

We have sent you this Proxy Statement and the enclosed Proxy Card because the board of directors of Sienna Biopharmaceuticals, Inc. (referred to herein as the “Company,” “Sienna,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 1, 2018, at 10:00 a.m. local time, at the Hyatt Regency Westlake, 880 S. Westlake Blvd., Westlake Village, California 91361.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Important Notice Regarding The Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders of record as of April 10, 2018 (the “Record Date”) for the first time on or about April 19, 2018. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Investors & Media—SEC Filings” section of our website at http://www.siennabio.com.

The only outstanding voting securities of Sienna are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 20,732,399 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card were first made available for access by our stockholders on or about April 19, 2018 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 20,732,399 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, EQ Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on two proposals:

•	Proposal 1—the election of two Class I directors to hold office until the 2021 annual meeting of stockholders; and

•	Proposal 2—the ratification of the selection, by the audit committee of the Company’s board of directors, of Ernst & Young LLP, as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2018.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•	For Proposal 1, you may either vote “For” or “Withhold” your vote from, any of the nominees of the board of directors.

•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote over the internet, follow the instructions provided on the Notice of Internet Availability.

•	To vote by telephone, call the toll free number provided on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Who counts the votes?

EQ Shareowner Services (formerly Wells Fargo Shareowner Services) has been appointed for the Annual Meeting as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed Proxy Card is returned directly to the Inspector of Election for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to the Inspector of Election on behalf of all its clients.

How are votes counted?

With respect to the election of directors (Proposal 1), you may vote “for” or “withhold” authority to vote for each of the nominees for the board of directors. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees.

With respect to the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2018 (Proposal 2), you may vote “for,” “against” or “abstain.” If you “abstain” from voting with respect to this proposal, your vote will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the vote for this proposal.

Votes will be counted by the Inspector of Election, who will separately count “For” and, with respect to Proposal 2, “Against” votes, abstentions and broker non-votes. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of Ernst & Young LLP, as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2018 (Proposal 2), is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

Election of Directors (Proposal 1)—Directors shall be elected by a plurality of the votes cast (meaning that the two director nominees who receive the highest number of shares voted “For” their election are elected). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Ratification of Independent Registered Public Accounting Firm (Proposal 2)—The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2018 requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the two nominees for director, and “For” the ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy, bearing a date later than the date of the original proxy.

•	You may send a written notice, bearing a date later than the date of the original proxy, that you are revoking your proxy to our General Counsel and Corporate Secretary at 30699 Russell Ranch Road, Suite 140, Westlake Village, California 91362.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by them to change your vote.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 20, 2018, to our General Counsel and Corporate Secretary at 30699 Russell Ranch Road, Suite 140, Westlake Village, California 91362; provided that if the date of the annual meeting is more than 30 days from

June 1, 2019, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to our bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 1, 2019 and March 3, 2019; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 1, 2019, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 20,732,399 shares outstanding and entitled to vote. Accordingly, 10,366,200 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and “Withhold” votes will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (1) December 31, 2022, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Directions to Annual Meeting

Directions to our Annual Meeting, to be held at the Hyatt Regency Westlake, 880 S. Westlake Blvd., Westlake Village, California 91361 are available at: http://www.proxydocs.com/snna.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the board of directors determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The board of directors currently consists of eight seated directors, divided into the three following classes:

•	Class I directors: Frederick C. Beddingfield III, M.D., Ph.D. and Todd Harris, Ph.D., whose current terms will expire at the Annual Meeting;

•	Class II directors: Robert More, Dennis M. Fenton, Ph.D. and Robert Nelsen, whose current terms will expire at the annual meeting of stockholders to be held in 2019; and

•	Class III directors: Kristina Burow, Erle T. Mast and Keith R. Leonard Jr., whose current terms will expire at the annual meeting of stockholders to be held in 2020.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Drs. Beddingfield and Harris have been nominated to serve as Class I directors and have each elected to stand for re-election. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the board of directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the Class I nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 10, 2018 and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the Annual Meeting
Frederick C. Beddingfield III, M.D., Ph.D.	53	President, Chief Executive Officer and Director	2015
Todd Harris, Ph.D.	38	Head of Corporate Development and Director	2010
Class II Directors whose terms expire at the 2019 Annual Meeting of Stockholders
Robert More (1)(3)	51	Director	2013
Dennis M. Fenton, Ph.D. (1)(2)	66	Director	2016
Robert Nelsen	54	Director	2015
Class III Directors whose terms expire at the 2020 Annual Meeting of Stockholders
Keith R. Leonard Jr. (2)(3)	56	Chairman of the Board	2016
Kristina Burow (2)(3)	44	Director	2015
Erle T. Mast (1)	55	Director	2017

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the board of directors to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2021 Annual Meeting of Stockholders

Frederick C. Beddingfield III, M.D., Ph.D. founded Sienna Biopharmaceuticals, Inc. and has served as our President and Chief Executive Officer since January 2016 and as a member of our board of directors since August 2015. Dr. Beddingfield is also a board-certified dermatologist and dermatologic surgeon. Dr. Beddingfield served as Chief Medical Officer of Kythera Biopharmaceuticals, Inc., or Kythera, a public biotechnology company, from March 2013 until it was acquired by Allergan plc, in October 2015. Previously, Dr. Beddingfield worked at Allergan, Inc. from 2003 to 2013. From August 2005 until March 2013 he served as Vice President and Global Therapeutic Area Head, Dermatology and Aesthetics at Allergan, Inc. Dr. Beddingfield also served as Chief Medical Officer of Allergan Medical from December 2008 to August 2010. Currently, Dr. Beddingfield is a Clinical Associate Professor of Medicine/Dermatology at the University of California, Los Angeles School of Medicine where he has been on the faculty teaching and seeing patients since 2003. He also serves on the board of directors of Advancing Innovation in Dermatology and is a founder of the Dermatology Summit and Dermatology Entrepreneurship Conferences. Dr. Beddingfield also serves on the board of directors for Camp Wonder, a camp for children with severe skin diseases, as well as Cytrellis, Inc., a clinical stage medical technology company. Dr. Beddingfield holds a B.A. in Psychology from North Carolina State University, an M.D. from the University of North Carolina and a Ph.D. in Policy Analysis from RAND Graduate School of Policy Studies. We believe Dr. Beddingfield is qualified to serve on our board of directors due to his extensive experience in bringing medical and aesthetic dermatologic products to market.

Todd Harris, Ph.D., has served as a member of our board of directors since 2010 and as our Head of Corporate Development since January 2016. Dr. Harris was the founder of Sienna Labs, Inc. and served as its Chief Executive Officer from July 2010 until January 2016. Previously, from 2008 to 2013, Dr. Harris was a consultant at McKinsey & Company in the Health Care Practice Division. Between 2006 and 2008, Dr. Harris held a graduate fellowship with the National Institute of Health. Dr. Harris received a B.S. in Engineering from Brigham Young University, an M.S. in Bioengineering from the University of California, San Diego, and a Ph.D.

in Medical Engineering and Medical Physics from the Massachusetts Institute of Technology. We believe Dr. Harris is qualified to serve on our board of directors due to his scientific expertise, industry background and prior medical industry consulting experience and experience as our former Chief Executive Officer.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders

Robert More has served as a member of our board of directors since May 2013, including as Chairman of our board of directors from May 2013 to January 2016. Since November 2015, Mr. More has served as Managing Director of Alta Partners, a venture capital firm. Previously, from July 2013 to May 2015, Mr. More served as Senior Advisor for the Bill and Melinda Gates Foundation and led its Global Health Venture Initiative. He served as a General Partner of venture capital firms Frazier Healthcare Ventures and Domain Associates from September 2008 to June 2013 and from June 1996 to July 2009, respectively. Mr. More previously served on the boards of directors of Achaogen, Inc., a public biopharmaceutical company, Neothetics Inc., a public pharmaceutical company, Glaukos Corporation, a public medical technology company, and IntraLase Corp., a public medical device company acquired by Advanced Medical Optics in 2007, as well as on the boards of directors of life sciences companies ESP Pharma, Inc., Proxima Therapeutics, Inc., NovaCardia, Inc., Esprit Pharma, Inc. and Oceana Therapeutics, Inc. Mr. More was a founding member of the board of directors of the Kauffman Fellows Program and serves on the boards of directors of One Revolution and The Foundation for Innovative New Diagnostics (FIND). He received his B.S. in Biology from Middlebury College and an M.B.A. from the Darden School of Business Administration at the University of Virginia. We believe that Mr. More is qualified to serve on our board of directors due to his experience serving on the board of directors of clinical-stage biotechnology companies, his extensive experience as a director of public companies and his investment experience in the life sciences industry.

Dennis M. Fenton, Ph.D. has served as a member of our board of directors since October 2016. From 1982 until his retirement in 2008, Dr. Fenton worked at Amgen, Inc., or Amgen, a public biotechnology company, where he held positions of increasing responsibility, including Vice President of Research, Senior Vice President of Sales and Marketing, Senior Vice President of Operations and Executive Vice President. Previously, Dr. Fenton worked as a researcher at Pfizer Central in New Product Development from 1977 to 1981. Dr. Fenton is currently an independent consultant and a member of the boards of directors of Anaptysbio, Inc., a public clinical-stage antibody development company, Portola Pharmaceuticals, a public pharmaceutical company, Pfenex Inc., a public clinical-stage biotechnology company, Omniox, Inc., a biotechnology company and Modern Meadow, Inc. a private company. Dr. Fenton previously served on the boards of directors of then-public life sciences companies Kythera (which was acquired by Allergan plc in 2015), Hospira (which was acquired by Pfizer in 2015), Dendreon Corp., Xenoport (which was acquired by Arbor Pharmaceuticals in 2016) and Genzyme Corporation (which was acquired by Sanofi Genzyme in 2011). He is also a member of the board of trustees of the Keck Graduate Institute. Dr. Fenton received a B.S. in Biology from Manhattan College and a Ph.D. in Microbiology from Rutgers University. We believe that Dr. Fenton is qualified to serve on our board of directors due to his executive management and leadership experience in the life science industry, as well as extensive experience as a director of public companies.

Robert Nelsen has served as a member of our board of directors since October 2015. Mr. Nelsen is a co-founder and has served as a Managing Director of ARCH Venture Partners, or ARCH, since 1994. Mr. Nelsen currently serves as a member of the boards of directors of public biopharmaceutical companies Denali Therapeutics, Inc., Juno Therapeutics, Inc., and Syros Pharmaceuticals Inc. Mr. Nelsen also currently serves on the boards of directors of the biotechnology companies Arivale Inc., Encoded Genomics, Inc., and as Chairman of the board of directors of Hua Medicine, Inc. Previously, Mr. Nelsen served on the boards of directors of a number of public biotechnology companies including Agios Pharmaceuticals, Inc., Bellerophon Therapeutics,

Inc., Fate Therapeutics, Inc., Kythera, NeurogesX, Inc. and Sage Therapeutics Inc. He previously served as a trustee of the Fred Hutchinson Cancer Research Institute and the Institute for Systems Biology, and as a member of the board of directors of the National Venture Capital Association. Mr. Nelsen holds a B.S. from the University of Puget Sound with majors in Economics and Biology and an M.B.A. from the University of Chicago. We believe that Mr. Nelsen is qualified to serve on our board of directors due to his extensive experience serving on the board of directors of clinical-stage biotechnology companies and his investment experience in the life sciences industry.

Directors Continuing in Office Until the 2020 Annual Meeting of Stockholders

Keith R. Leonard Jr. has served as the Chairman of our board of directors since January 2016. Mr. Leonard has served as the Chief Executive Officer and Chairman of the board of directors for Unity Biotechnology, a biotechnology company since October 2016. Mr. Leonard was co-founder, President and Chief Executive Officer of Kythera from 2005 until its acquisition by Allergan plc in October 2015. Prior to that, Mr. Leonard held roles of increasing responsibility at Amgen, a public biotechnology company, including as Senior Vice President and General Manager of Amgen Europe. Mr. Leonard currently serves on the board of directors of Sanifit Laboratories S.L., a biopharmaceutical company, and Intuitive Surgical, Inc., a public medical device company. He previously served on the boards of Affymax, Inc., a biotechnology company, Anacor Pharmaceuticals, Inc., a biopharmaceutical company, and ARYx Therapeutics, Inc., a biopharmaceutical company. Mr. Leonard was formerly an active duty officer in the United States Navy. Mr. Leonard received a B.S. in Engineering from the University of California. Los Angeles, a B.A. in History from the University of Maryland, an M.S. in Engineering from the University of California, Berkeley, and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles. We believe that Mr. Leonard is qualified to serve on our board of directors due to his extensive executive management and leadership experience in the life science industry, as well as experience as a director of public companies.

Kristina Burow has served as a member of our board of directors since October 2015. Ms. Burow has served as Managing Director with ARCH since November 2011 and previously held positions of increasing responsibility at ARCH from August 2002 to November 2011. Ms. Burow also currently serves on the boards of directors of Vividion Therapeutics, Inc., a biotechnology company, Lycera Corp., a biopharmaceutical company, BlackThorn Therapeutics, Inc., a biopharmaceutical company, Metacrine, Inc., a biotechnology company, Scholar Rock, Inc., a biotechnology company, Unity Biotechnology, a biotechnology company, AgBiome Inc., a biotechnology company, AgTech Accelerator, an agricultural technology startup accelerator, and Vir Biotechnology Inc., a biotechnology company. She previously was a co-founder and member of the board of directors of Receptos, Inc., a public pharmaceutical company, prior to its acquisition by Celgene Corporation, and of Sapphire Energy, Inc., an energy company. Ms. Burow has participated in a number of other ARCH portfolio companies including Kythera, Siluria Technologies, an energy company, and Ikaria, a biotechnology company acquired by Madison Dearborn. Prior to joining ARCH, Ms. Burow was an Associate with the Novartis BioVenture Fund in San Diego and an early employee at the Genomics Institute of the Novartis Research Foundation. Ms. Burow holds a B.A. in Chemistry from the University of California, Berkeley, an M.A. in Chemistry from Columbia University and an M.B.A. from the University of Chicago. We believe that Ms. Burow is qualified to serve on our board of directors due to her extensive experience serving on the board of directors of clinical-stage biotechnology companies and her investment experience in the life sciences industry.

Erle T. Mast has served as a member of our board of directors since May 2017. Mr. Mast co-founded Clovis Oncology, Inc., or Clovis, a public biopharmaceutical company, and served as its Executive Vice President and Chief Financial Officer from its inception in April 2009 until his retirement in March 2016. Prior to that, he served as Executive Vice President and Chief Financial Officer of Pharmion Corporation, a public biopharmaceutical company, from 2002 to 2008. Previously, Mr. Mast served as Vice President of Finance at Dura Pharmaceuticals, Inc., or Dura, a pharmaceutical company, from 1997 to 2000, and as Chief Financial Officer for the global biopharmaceuticals business of Elan Pharma International, the successor to Dura, from 2000 and 2002. From 1984 to 1997, he held roles of increasing responsibility at Deloitte & Touche LLP, serving most recently as Audit Partner. Mr. Mast is currently a member of the board of directors of Zogenix, Inc., a public pharmaceutical company, and previously served on the boards of directors and audit committees of Receptos, Inc., a public biopharmaceutical company acquired by Celgene in 2015, and Somaxon Pharmaceuticals, Inc., a public pharmaceutical company acquired by Pernix Therapeutics in 2012, as well as on the board of directors of Verus Pharmaceuticals, Inc., a pharmaceutical company. Mr. Mast received a B.Sc. in Business Administration from California State University Bakersfield. Mr. Mast informed Sienna that Clovis and certain of its current and former officers, including Mr. Mast, received a “Wells notice” from the staff (the “Staff”) of the SEC’s Division of Enforcement on April 9, 2018, stating that the Staff has made a preliminary determination to recommend that the SEC file civil enforcement action(s) against Clovis and such officers, alleging violations of certain provisions of the Securities Act and the Securities Exchange Act relating to Clovis’s disclosures about the efficacy and safety of rociletinib. A Wells Notice is not a formal allegation or a finding of wrongdoing, but is a preliminary determination by the Staff to recommend to the SEC that a civil enforcement action or administrative proceeding be brought against the recipient.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has engaged Ernst & Young LLP (“EY”), as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2018, and is seeking ratification of such selection by our stockholders at the Annual Meeting. EY has audited our consolidated financial statements for each of our fiscal years since the fiscal year ended December 31, 2015. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the audit committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain EY. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to EY during the years ended December 31, 2017 and December 31, 2016. The audit committee approved all of the fees described below incurred since our initial public offering (“IPO”) in July 2017.

	Year Ended December 31,
	2017	2016
Audit Fees (1)	$1,205,125	$281,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	77,701	20,600
All Other Fees (4)	—	—

Total Fees	$1,282,826	$301,600

(1)	Audit fees are fees for professional services for the audit of the Company’s 2017 and 2016 consolidated financial statements, the review of quarterly consolidated financial statements, and for services that are normally provided by the accountant in connection with other statutory and regulatory filings or engagements. Fees for the year ended December 31, 2017 include services associated with our IPO, which was completed in July 2017.
(2)	Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s consolidated financial statements, such as advisory on Sarbanes-Oxley compliance.
(3)	Tax fees are fees for tax compliance, tax advice and tax planning.
(4)	All other fees are fees for any services not included in the first three categories.

Pre-Approval Policies and Procedures

The audit committee or a delegate of the audit committee pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and is available at http://www.siennabio.com.

The audit committee approved all of the audit, audit-related, tax and other services provided by EY for 2016 and all of the audit, audit-related, tax and other services provided by EY in 2017 following our IPO in July 2017 and, in each case, the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the audit committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Sienna under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of our audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available on our website at http://www.siennabio.com. Sienna’s management has the primary responsibility for our consolidated financial statements and reporting processes, including our systems of internal controls.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed Sienna’s audited consolidated financial statements for the year ended December 31, 2017, with Sienna’s management and with Sienna’s independent registered public accounting firm, Ernst & Young LLP (“EY”). The audit committee has discussed with EY the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (the “PCAOB”).

In addition, the audit committee has received and reviewed the written disclosures and the letter from EY required by Ethics and Independence Rule 3526 of the PCAOB regarding EY’s independence, and has discussed with EY its independence from Sienna and its management. The audit committee has also discussed with EY, with and without management present, the scope and results of EY’s audit of such consolidated financial statements.

Based on these reviews and discussions, the audit committee has recommended to our board of directors that the audited consolidated financial statements for the year ended December 31, 2017 be included in our Annual Report on Form 10-K for that year for filing with the SEC. The audit committee has selected EY as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and is seeking ratification of such selection by the stockholders.

Audit Committee

Erle T. Mast, Chair

Dennis M. Fenton, Ph.D.

Robert More

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://www.siennabio.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal corporate governance guidelines to enhance our effectiveness. Our board of directors adopted these corporate governance guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The corporate governance guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth the practices our board of directors follows with respect to board of directors and committee composition and selection, board of directors meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our corporate governance guidelines is available on our website at http://www.siennabio.com.

Independence of the Board of Directors

As required under the Nasdaq Global Select Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our board of directors has determined that all of our directors, other than Drs. Beddingfield and Harris, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Drs. Beddingfield and Harris are not considered independent because each is an employee of Sienna. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our board of directors are comprised entirely of directors determined by the board of directors to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.

Leadership Structure of the Board

Our bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the board of directors and Chief Executive Officer and to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Mr. Leonard currently serves as the chairman of our board of directors. In that role, Mr. Leonard presides over the executive sessions of the board of directors and as a liaison between management and the board of directors.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-person transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;

•	is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates; and

•	reviews the audit committee charter and the committee’s performance at least annually.

The current members of our audit committee are Erle T. Mast, Dennis M. Fenton, Ph.D. and Robert More. Mr. Mast serves as the chair of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Mast is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of Messrs. Mast and More and Dr. Fenton are independent under the applicable rules of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available to security holders on the Company’s website at http://investors.siennabio.com/corporate-governance.

Compensation Committee

Our compensation committee oversees policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves or recommends corporate goals and objectives relevant to compensation of our executive officers (other than our Chief Executive Officer), evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also reviews and approves or makes recommendations to our board of directors regarding the issuance of stock options and other awards under our stock plans to our executive officers (other than our Chief Executive Officer). The compensation committee reviews the performance of our Chief Executive Officer and makes recommendations to our board of directors with respect to his compensation and our board of directors retains the authority to make compensation decisions relative to our Chief Executive Officer. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The current members of our compensation committee are Dennis M. Fenton, Ph.D., Keith R. Leonard Jr. and Kristina Burow. Dr. Fenton serves as the chairman of the committee. Each of the members of our compensation committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the compensation committee charter is available to security holders on the Company’s website at http://investors.siennabio.com/corporate-governance.

Our compensation committee has retained Pay Governance, LLC (“Pay Governance”), a national compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Pay Governance reports directly to the compensation committee and does not provide any non-compensation related services to the Company. The compensation committee reviewed the independence of Pay Governance, employing the independence factors specified in the listing requirements of Nasdaq. Based on this assessment, the compensation committee determined that the engagement of Pay Governance does not raise any conflicts of interest or similar concerns. In addition, the compensation committee evaluated the independence of its other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters.

The current members of our nominating and corporate governance committee are Keith R. Leonard Jr., Kristina Burow and Robert More. Mr. Leonard serves as the chair of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence.

The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://investors.siennabio.com/corporate-governance.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the board of directors at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our General Counsel and Corporate Secretary, at 30699 Russell Ranch Road, Suite 140, Westlake Village, California 91362.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•	personal and professional integrity;

•	ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the industries in which we compete;

•	experience as a board member or executive officer of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	conflicts of interest; and

•	practical and mature business judgment.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

During 2017, our board of directors met seven times, the audit committee met four times, the compensation committee met nine times and the nominating and corporate governance committee met two times. During 2017, each board of directors member attended at least 75% of the meetings of the board of directors and of the committees of the board of directors on which he or she served, in each case, to the extent appointed as a board of directors member at the relevant time of each meeting. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the board of directors or any specified individual directors, such correspondence should be sent to the attention of the General Counsel and Corporate Secretary, at 30699 Russell Ranch Road, Suite 140, Westlake Village, California 91362. The General Counsel and Corporate Secretary will forward the communication to the board of directors.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2017, our compensation committee consisted of Dr. Fenton, Ms. Burow and Mr. Leonard. None of the members of our compensation committee during 2017 nor any of the current members of the committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2017 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Participation in IPO

Certain of our stockholders, including entities affiliated with holders of 5% or more of our capital stock and certain of our directors, purchased an aggregate of 1,236,667 shares of our common stock in our IPO at the IPO price and on the same terms as the other purchasers in our IPO and not pursuant to any pre-existing contractual rights or obligations.

In addition, certain of our directors and executive officers, friends and family of our directors or officers, and certain of our other non-executive officer employees purchased an aggregate of 161,200 shares of our common stock in our IPO at the IPO in a directed share program.

Convertible Promissory Note Financing

In January 2017, we entered into a note purchase agreement pursuant to which we issued, in two tranches, subordinated convertible promissory notes (the “Series B Bridge Notes”), in an aggregate principal amount of $3,906,368.50. The Series B Bridge Notes provided for an annual interest rate of 6.0% and a maturity date of January 27, 2018. Under the terms of the Series B Bridge Notes, under certain circumstances, the unpaid principal of the Series B Bridge Notes, including any accrued but unpaid interest thereon, would convert into preferred stock upon the closing of a future preferred stock financing that met specified criteria. Such conversion would be at a 15% discount to the per share price of the preferred stock sold in the financing. In April 2017, as part of the issuance of Series B Preferred Stock, the outstanding principal under the Series B Bridge Notes, plus $33,995.12 of accrued interest, converted into 378,838 shares of Series B Preferred Stock at a rate of $10.4010 per share in full payment for the note and accrued interest. The table below sets forth the principal amount of the Series B Bridge Notes and the number of shares of Series B Preferred Stock issued to our directors, executive officers or beneficial owners of more than 5% of a class of our capital stock, or an affiliate or immediate family member thereof upon conversion of outstanding principal and unpaid, accrued interest under the Series B Bridge Notes:

Name	Note Principal	Number of Shares of Series B Convertible Preferred Stock
Venvest Biotech, LLC (1)	$1,500,000.00	145,471
ARCH Venture Fund VIII, L.P. and its affiliated funds (2)	$1,281,368.50	124,267
Funds affiliated with Partner Fund Management, L.P. (3)	$625,000.00	60,611

(1)	Dr. Beddingfield, who is a member of our board of directors and our President and Chief Executive Officer, is an advisor to Venvest Biotech, LLC. Dr. Beddingfield has no voting or dispositive power over the shares held by Venvest Biotech, LLC. See “—Chief Executive Officer Relationship with Venvest Biotech, LLC” below.
(2)	ARCH Venture Fund VIII and its affiliated funds beneficially owned, in the aggregate, more than 5% of our outstanding capital stock at the time of the convertible promissory note financing and the Series B Preferred Stock financing. Mr. Nelsen and Ms. Burow, who are both members of our board of directors, are Managing Directors of ARCH Venture Partners, which is an affiliate of ARCH Venture Fund VIII, L.P. and its affiliated funds.
(3)	Funds affiliated with Partner Fund Management, L.P. beneficially owned, in the aggregate, more than 5% of our outstanding capital stock at the time of the convertible promissory note financing and the Series B Preferred Stock financing.

Series B Convertible Preferred Stock Financing

In April 2017, we issued an aggregate of 2,985,422 shares of our Series B Preferred Stock at a price per share of $12.2366 for aggregate proceeds to us of $36,531,508.08, exclusive of 378,838 shares of Series B Preferred Stock issued upon conversion of the Series B Bridge Notes as described under the heading “—Convertible Promissory Note Financing” above. The table below sets forth the number of shares of Series B Preferred Stock sold to our directors, executive officers or owners of more than 5% of a class of our capital stock, or an affiliate or immediate family member thereof (exclusive of shares of Series B Preferred Stock issued upon conversion of the Series B Bridge Notes):

Name	Number of Shares of Series B Preferred Stock	Purchase Price
ARCH Venture Fund VIII, L.P. and its affiliated funds (1)	407,086	$4,981,366.42
Funds affiliated with Partner Fund Management, L.P. (2)	294,685	$3,605,959.85
Venvest Biotech, LLC (3)	245,166	$2,999,999.98

(1)	ARCH Venture Fund VIII and its affiliated funds beneficially owned, in the aggregate, more than 5% of our outstanding capital stock at the time of the convertible promissory note financing and the Series B Preferred Stock financing. Mr. Nelsen and Ms. Burow, who are both members of our board of directors, are Managing Directors of ARCH Venture Partners, which is an affiliate of ARCH Venture Fund VIII, L.P. and its affiliated funds.
(2)	Funds affiliated with Partner Fund Management, L.P. beneficially owned, in the aggregate, more than 5% of our outstanding capital stock at the time of the Series B Preferred Stock financing.
(3)	Dr. Beddingfield, who is a member of our board of directors and our President and Chief Executive Officer, is an advisor to Venvest Biotech, LLC. Dr. Beddingfield has no voting or dispositive power over the shares held by Venvest Biotech, LLC. See “—Chief Executive Officer Relationship with Venvest Biotech, LLC” below.

Chief Executive Officer Relationship with Venvest Biotech, LLC

Dr. Beddingfield, our President and Chief Executive Officer and a member of our board of directors, is an advisor to Venvest Biotech, LLC (“Venvest”) and is considered a non-managing member of Venvest. As described above, Venvest purchased shares of our Series A-3 and Series B Preferred Stock, which converted into shares of our common stock in connection with our IPO. Dr. Beddingfield has no management or voting rights in respect of Venvest (including no voting or investment power with respect to shares of our capital stock held by Venvest). Within a specified time following our IPO, Venvest is required to distribute its holdings of our capital stock to its members in marketable securities (or in the case of other specified events, in cash or marketable securities). Following specified distributions to the other members of Venvest and subject to any applicable trading restrictions, Dr. Beddingfield is entitled to receive distributions in shares of our common stock with a market value of up to 20% of Venvest’s gains on the shares of our capital stock beneficially owned by Venvest at the time of the IPO.

Success Payments

In October 2015, we entered into a Success Payment Agreement with certain stockholders, pursuant to which we agreed to make success payments to such stockholders. These success payments are based on certain specified threshold per share values of our common stock measured at specific times during the success payment period, which began on the effective date of the Success Payment Agreement and ends on the fifth anniversary of the Success Payment Agreement, in October 2020. Success payments are payable in cash or, in our sole discretion, common stock, and will be owed, if ever, in the event that the value of our common stock meets or exceeds certain specified share price thresholds on any of the following dates during the success payment period: (1) any date after October 30, 2017, the 90th day after we completed our IPO; (2) the date on which we sell, lease, transfer or exclusively license all or substantially all of our assets to another company; and (3) the date on which we merge or consolidate with or into another entity (other than a merger in which our pre-merger stockholders own a majority of the shares of the surviving entity). In the case of an IPO, success payments would be triggered when the per share value of our common stock, as determined based on the average trading price of a share of our common stock over the consecutive 90-day period preceding the date the success payment is triggered, meets or exceeds specified per share thresholds. In the case of an asset sale, license or sale of the Company, success payments are triggered when the per share value of our common stock, as determined based on the consideration paid in the transaction for each share of our stock, meets or exceeds specified per share thresholds. Each per share threshold is associated with a success payment, ascending from $10.0 million at $53.71 per share to $35.0 million at $71.61 per share to $60.0 million at $107.42 per share, subject to adjustment for any stock dividend, stock split, combination of shares, or other similar events. Any previous success payments made to stockholders pursuant to the Success Payment Agreement are credited against the success payment owed as of any future valuation date. The first payout is $10.0 million, the second payout is $35.0 million (inclusive of the first $10.0 million success payment, if previously paid) and the third payout is $60.0 million (inclusive of any previous success payments, if made). The success payments paid to such stockholders will not exceed, in aggregate, $60.0 million.

Our IPO triggered the potential for success payments to the stockholders party to the Success Payment Agreement. However, we will not be required to make any success payments triggered by the per share market value of our common stock until August 1, 2018, the first anniversary of the closing of our IPO (or a 90-day grace period following such anniversary, at our option if we are contemplating a capital market transaction during such grace period).

The table below sets forth the pro rata share of success payments payable under the Success Payment Agreement to our current directors, executive officers or owners of more than 5% of a class of our capital stock, or an affiliate or immediate family member thereof:

Name	Pro Rata Share of Success Payments	Maximum Aggregate Potential Success Payments
Todd Harris, Ph.D. (1)	25.22%	$15,132,000.00
Robert More (2)	6.86%	$4,116,000.00
BioBrit, LLC (3)	6.09%	$3,654,000.00
Nunatak Ventures, LLC (4)	6.09%	$3,654,000.00
Donna Volpitta 2014 Irrevocable Trust (5)	5.35%	$3,210,000.00
Greystoke Associates, LLC (6)	3.65%	$2,190,000.00
L. Randall Harris (7)	3.23%	$1,938,000.00
Ryan Harris (8)	3.21%	$1,926,000.00
Gregory Stokes (9)	0.77%	$462,000.00
Donna Janson (10)	0.77%	$462,000.00
Jared Smith (11)	0.77%	$462,000.00
Jason Harris (12)	0.54%	$324,000.00
Clint Carnell (13)	0.38%	$228,000.00
Album Creative Studios, Inc. (14)	0.27%	$162,000.00

(1)	Dr. Harris is currently one of our executive officers and a member of our board of directors and was our Chief Executive Officer and a member of the board of directors at the time of the Success Payment Agreement.
(2)	Mr. More is currently, and was at the time of the Success Payment Agreement, a member of our board of directors.
(3)	BioBrit, LLC beneficially owned, in the aggregate, more than 5% of our outstanding capital stock at the time of the Success Payment Agreement.
(4)	Mr. Smith, who was a member of our board of directors at the time of the Success Payment Agreement, is an affiliate of Nunatak Ventures, LLC.

(5)	Donna Volpitta 2014 Irrevocable Trust beneficially owned, in the aggregate, more than 5% of our outstanding capital stock at the time of the Success Payment Agreement.
(6)	Mr. Stokes, who was a member of our board of directors at the time of the Success Payment Agreement, is an affiliate of Greystoke Associates, LLC.
(7)	L. Randall Harris is an immediate family member of Dr. Harris.
(8)	Ryan Harris is an immediate family member of Dr. Harris.
(9)	Mr. Stokes was a member of our board of directors at the time of the Success Payment Agreement.
(10)	Ms. Janson was a member of our board of directors at the time of the Success Payment Agreement.
(11)	Mr. Smith was a member of our board of directors at the time of the Success Payment Agreement.
(12)	Jason Harris is an immediate family member of Dr. Harris.
(13)	Mr. Carnell was a member of our board of directors at the time of the Success Payment Agreement.
(14)	Nathan Harris is an immediate family member of Dr. Harris and a partner of Album Creative Studios, Inc.

Director and Executive Officer Compensation

See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation—Narrative to Summary Compensation Table and Outstanding Equity Awards at 2017 Fiscal Year End.”

Investors’ Rights Agreement

We entered into an amended and restated investors’ rights agreement with the purchasers of our outstanding preferred stock and certain of our other stockholders, including entities with which certain of our directors are affiliated. As of December 31, 2017, the holders of approximately 20.7 million shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and executive officers against certain liabilities, including liabilities arising under applicable securities laws.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including without limitation purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

DIRECTOR COMPENSATION

Pursuant to our non-employee director compensation plan (the “Director Plan”), each non-employee director receives an annual retainer of $35,000 and a non-employee director serving as Chairman of the board of directors receives an additional annual retainer of $30,000. Non-employee directors who serve on one or more committees are eligible to receive the following annual committee fees:

Committee	Chair	Other Member
Audit committee	$15,000	$7,500
Compensation committee	$12,500	$6,250
Nominating and corporate governance committee	$7,500	$3,750

Under the Director Plan, each non-employee director who is elected or appointed to our board of directors will automatically be granted an option to purchase 20,000 shares of our common stock upon the director’s initial appointment or election to our board of directors, referred to as the Initial Grant. In addition, each non-employee director who is serving on our board of directors immediately following an annual stockholder’s meeting will automatically be granted an annual option to purchase 10,000 shares of our common stock on the date of such annual stockholder’s meeting, referred to as the Annual Grant. The Initial Grant will vest as to 1/36th of the shares subject to the Initial Grant each month following the applicable grant date, subject to continued service through each applicable vesting date. The Annual Grant will vest as to 1/12th of the shares subject to the Annual Grant each month following the applicable date of the grant such that the shares are fully vested on the first anniversary of the grant, subject to continued service through the vesting date. All equity awards, including any Initial Grants and Annual Grants, held by our non-employee directors will vest in full immediately prior to the occurrence of a change in control.

Prior to our IPO and the adoption of the Director Plan, in October 2016, our board of directors adopted a policy to pay each non-employee director who was not affiliated with a principal investor in our Company, other than our Chairman, an annual cash retainer of $25,000 and to make a one-time grant to each such non-employee director of an option to purchase 28,742 shares of our common stock. In accordance with the policy, in June 2017, we granted Erle T. Mast an option to purchase 28,742 shares of our common stock under our 2010 Equity Incentive Plan, as amended. The option granted to Mr. Mast vests in three substantially equal annual installments from the date of grant, subject to Mr. Mast’s continued service to us through the applicable vesting date.

Director Compensation Table

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total
Keith R. Leonard Jr.	$76,875	$56,564	—	$133,439
Kristina Burow	$22,500	$56,564	—	$79,064
Dennis M. Fenton, Ph.D.	$40,000	—	—	$40,000
Erle T. Mast	$31,250	$180,474	—	$211,724
Robert More	$35,625	—	—	$35,625
Robert Nelsen	$17,500	$56,564	—	$74,064

(1)	Amount represents the grant date fair value of common stock options granted during the year ended December 31, 2017 as calculated in accordance with ASC Topic 718. See Note 12 “Stockholder Equity” of the audited consolidated financial statements in our Form 10-K for the year ended December 31, 2017 for the assumptions used in calculating these amounts. As of December 31, 2017, our non-employee directors held options to purchase the aggregate number of shares of our common stock set forth in the table below.

Name	Shares Subject to Outstanding Options
Keith R. Leonard Jr.	202,796
Kristina Burow	5,315
Dennis M. Fenton, Ph.D.	28,742
Erle T. Mast	28,742
Robert More	28,742
Robert Nelsen	5,315

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages, as of April 10, 2018.

Name	Age	Position(s)
Frederick C. Beddingfield, M.D., Ph.D.	53	President, Chief Executive Officer and Director
John W. Smither	65	Chief Financial Officer
Paul F. Lizzul, M.D. Ph.D.	43	Chief Medical Officer
Todd Harris, Ph.D.	38	Head of Corporate Development and Director
Diane Stroehman, M.S., R.A.C.	40	Chief of Staff, Head of Regulatory Affairs & Quality
Timothy K. Andrews, Esq..	39	General Counsel and Corporate Secretary

Executive Officers

Frederick C. Beddingfield III, M.D., Ph.D. founded Sienna Biopharmaceuticals, Inc. and has served as our President and Chief Executive Officer since January 2016 and as a member of our board of directors since August 2015. Dr. Beddingfield is also a board-certified dermatologist and dermatologic surgeon. Dr. Beddingfield served as Chief Medical Officer of Kythera from March 2013 until it was acquired by Allergan plc, in October 2015. Previously, Dr. Beddingfield worked at Allergan, Inc. from 2003 to 2013. From August 2005 until March 2013 he served as Vice President and Global Therapeutic Area Head, Dermatology and Aesthetics at Allergan, Inc. Dr. Beddingfield also served as Chief Medical Officer of Allergan Medical from December 2008 to August 2010. Currently, Dr. Beddingfield is a Clinical Associate Professor of Medicine/Dermatology at the University of California, Los Angeles School of Medicine where he has been on the faculty teaching and seeing patients since 2003. He also serves on the board of directors of Advancing Innovation in Dermatology and is a founder of the Dermatology Summit and Dermatology Entrepreneurship Conferences. Dr. Beddingfield also serves on the board of directors for Camp Wonder, a camp for children with severe skin diseases, as well as Cytrellis, Inc., a clinical stage medical technology company. Dr. Beddingfield holds a B.A. in Psychology from North Carolina State University, an M.D. from the University of North Carolina and a Ph.D. in Policy Analysis from RAND Graduate School of Policy Studies. We believe Dr. Beddingfield is qualified to serve on our board of directors due to his extensive experience in bringing medical and aesthetic dermatologic products to market.

John W. Smither has served as our Chief Financial Officer since April 2018. Mr. Smither previously served as the Company’s Chief Financial Officer from January 2016 to March 2017, and subsequently served as an independent consultant in the biopharmaceutical industry. Mr. Smither served as Chief Financial Officer of Kythera from November 2007 until it was acquired by Allergan plc in October 2015. From 1998 to 2007, Mr. Smither held various positions at Amgen, including Executive Director of Corporate Accounting, Vice President of Finance and Administration of Amgen’s European Division, and Head of Internal Audit. Prior to joining Amgen, Mr. Smither served as an Audit Partner at Ernst & Young LLP. Mr. Smither is a member of the board of directors of Achaogen, Inc., a publicly traded biopharmaceutical company, and serves as chair of the audit committee and a member of the compensation committee. Mr. Smither holds a B.S. in Business Administration from California State University, Los Angeles. Mr. Smither is a Certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and Financial Executives International.

Paul F. Lizzul, M.D., Ph.D., M.P.H., M.B.A. has served as our Chief Medical Officer since January 2016. Dr. Lizzul previously served as Senior Medical Director, Head of Safety and program lead for setipiprant (PGD2 inhibitor for AGA) at Kythera from August 2012 until it was acquired by Allergan plc in October 2015. Prior to joining Kythera, Dr. Lizzul served as an Assistant Professor of Dermatology and Associate Director of Clinical Research at the Tufts University School of Medicine where he conducted investigator-initiated and industry-sponsored clinical trials in inflammatory skin diseases (psoriasis). Dr. Lizzul has authored articles in academic journals on topics including inflammation, psoriasis, aesthetics (Kybella) and health care reform. Dr. Lizzul is a diplomat of the American Board of Dermatology and a faculty member of the American Academy of Dermatology and previously served on the FDA’s Dermatology and Ophthalmic Drugs Advisory Committee. Dr. Lizzul is a volunteer member of the teaching faculty in the Department of Dermatology at the University of California, Los Angeles School of Medicine. Dr. Lizzul completed his post- graduate medical internship at Greenwich Hospital, Yale University School of Medicine and his dermatology residency at the University of California Davis, where he was appointed chief resident. Dr. Lizzul earned his B.S. in Biology from Rensselaer Polytechnic Institute, and an M.D., Ph.D. in Molecular Genetics and Microbiology and M.P.H. in Epidemiology/Outcomes from the Rutgers/Robert Wood Johnson Medical School. Dr. Lizzul also earned an M.B.A. in Entrepreneurship from the Rutgers Business School.

Todd Harris, Ph.D., has served as a member of our board of directors since 2010 and as our Head of Corporate Development since January 2016. Dr. Harris was the founder of Sienna Labs, Inc. and served as its Chief Executive Officer from July 2010 until January 2016. Previously, from 2008 to 2013, Dr. Harris was a consultant at McKinsey & Company in the Health Care Practice Division. Between 2006 and 2008, Dr. Harris held a graduate fellowship with the National Institute of Health. Dr. Harris received a B.S. in Engineering from Brigham Young University, an M.S. in Bioengineering from the University of California, San Diego, and a Ph.D. in Medical Engineering and Medical Physics from the Massachusetts Institute of Technology. We believe Dr. Harris is qualified to serve on our board of directors due to his scientific expertise, industry background and prior medical industry consulting experience and experience as our former Chief Executive Officer.

Diane Stroehmann, M.S., R.A.C. has served as our Chief of Staff, Head of Regulatory Affairs & Quality since January 2016. Previously, Ms. Stroehmann served as Vice President of Regulatory Affairs, Pharmacovigilance and Research Compliance at Kythera from September 2013 until it was acquired by Allergan plc in October 2015. At Kythera, Ms. Stroehmann led the successful submission and approval of Kybella in the United States and Canada in addition to multiple international filings. From March 2004 to August 2013, Ms. Stroehmann held roles of increasing responsibility in the Regulatory Affairs group at Medicis Pharmaceutical Corporation, or Medicis, a public medical dermatology and aesthetics company, including most recently Executive Director, Regulatory Affairs from February 2010 until August 2013. At Medicis, Ms. Stroehmann was involved in a number of product approvals in dermatology and aesthetic medicine, including Solodyn, Vanos, Dysport, and Restylane. Ms. Stroehmann received a B.S. in Biology from the University of Illinois Champaign-Urbana and an M.S. in Regulatory Affairs from San Diego State University.

Timothy K. Andrews, Esq. has served as our General Counsel since October 2016 and as our Corporate Secretary since January 2017. Previously, Mr. Andrews served as Head of Legal for Whitecap Biosciences, LLC from September 2015 to September 2016. He served as Senior Corporate Counsel and Assistant Secretary at Allergan, Inc. from 2011 until it was acquired by Actavis plc in 2015. At Allergan, Inc., Mr. Andrews had legal responsibility for U.S. and international business development transactions, including acquisitions, licensing and partnerships as well as corporate governance and public company securities law compliance. Prior to that role, he was a corporate attorney at Latham & Watkins LLP from 2006 to 2011, where his practice focused on public company representation, mergers and acquisitions and corporate finance. From 2001 to 2003, Mr. Andrews was a business analyst at Deloitte Consulting. Mr. Andrews received a B.A. in Political Economy from the University of California, Berkeley and a J.D. from Loyola Law School, Los Angeles.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Our compensation committee, which is appointed by our board of directors, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. We have structured the compensation programs for our executives around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for fiscal year 2017 and their positions with the Company were as follows:

•	Frederick C. Beddingfield III, M.D. Ph.D., President and Chief Executive Officer;

•	Richard Peterson, Chief Financial Officer; and

•	Todd Harris, Ph.D., Head of Corporate Development.

Mr. Peterson resigned as our Chief Financial Officer effective March 29, 2018.

Summary Compensation Table

The following table sets forth total compensation earned by our NEOs for the fiscal years ending on December 31, 2017 and December 31, 2016.

Name and Principal Position	Year	Salary	Bonus		Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation		Total
Frederick C. Beddingfield III, M.D., Ph.D.	2017	$392,273	—		$364,147	$290,232	$1,321,201	(5)	$2,367,853
President and Chief Executive Officer	2016	$369,960	$20,000		$558,680	$96,000	—		$1,044,640

Richard Peterson (1)	2017	$258,229	$25,000	(2)	$998,529	$120,827	$35,309	(6)	$1,437,894
Chief Financial Officer

Todd Harris, Ph.D.	2017	$340,000	—		$102,129	$271,265	—		$713,394
Head of Corporate Development	2016	$340,000	—		$38,364	$108,800	—		$487,164

(1)	Mr. Peterson commenced employment with us on March 24, 2017 and resigned on March 29, 2018.
(2)	Amount shown constitutes a signing bonus of $25,000 paid to Mr. Peterson in connection with his commencement of employment with us in March 2017.
(3)	Amounts shown represent the grant date fair value of options and stock purchase rights granted during fiscal year 2017 as calculated in accordance with ASC Topic 718. See Note 12 “Stockholder Equity” of the audited consolidated financial statements in our Form 10-K for the year ended December 31, 2017 for the assumptions used in calculating these amounts.
(4)	The amounts reported represent the annual performance-based cash bonuses earned by our NEOs based on the achievement of certain Company performance objectives. For 2017, these amounts were paid to the NEOs in February 2018. Please see the description of the annual performance bonuses paid to our NEOs in “Narrative to Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End—Terms and Conditions of 2017 Annual Bonuses” below.
(5)

In May 2016, Dr. Beddingfield exercised certain stock purchase rights granted by the Company and purchased restricted stock by providing a promissory note to us in the principal amount of $1,299,977.20, with an interest rate of 1.43% per annum. The principal and interest of the promissory note were forgiven by our board of directors in 2017, and the amount shown reflects the aggregate amount forgiven.
(6)	Amount shown for Mr. Peterson represents reimbursement of Mr. Peterson’s moving expenses in connection with his commencement of employment with us in March 2017.

Outstanding Equity Awards at 2017 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2017.

			Option Awards				Stock Awards
Name	Vesting Commencement Date (1)		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)

Frederick C. Beddingfield III, M.D., Ph.D.	7/26/2017			42,590	$15.00	7/26/2027
	1/12/2016						454,912	$8,256,653
	1/12/2016	(4)							49,370	$896,066
	1/12/2016	(5)							49,370	$896,066

Richard Peterson	7/26/2017			8,518	$15.00	7/26/2027
	3/24/2017			147,636	$11.04	6/15/2027

Todd Harris, Ph.D.	7/26/2017			11,926	$15.00	7/26/2027
	10/5/2016		8,384	20,358	$2.35	10/5/2026

(1)	Except as otherwise noted, awards vest and, if applicable, become exercisable as to 1/4th of the shares underlying the award on the first anniversary of the vesting commencement date and as to 1/48th of the shares underlying the award on each monthly anniversary of the vesting commencement date thereafter, subject to the holder continuing to provide services to us through such vesting date.
(2)	Constitute shares of restricted stock purchased for $2.35 per share that are subject to repurchase by us at the original purchase price in the event the holder ceases to provide services to us prior to vesting.
(3)	Amounts are calculated by multiplying the number of shares shown in the table by $18.15, the fair market value of our common stock as of December 29, 2017, the last trading day of fiscal year 2017.
(4)	The shares of restricted stock vest with respect to 50% of the shares on the first date the volume-weighted average trading price of our common stock equals or exceeds $71.03 per share and with respect to 1/24th of the shares on each monthly anniversary of such date, subject to Dr. Beddingfield’s continued employment through the applicable vesting date.
(5)	The shares of restricted stock vest with respect to 50% of the shares upon the achievement of a performance milestone related to clinical development and thereafter with respect to 1/24th of the shares on each monthly anniversary of such achievement, subject to Dr. Beddingfield’s continued employment through the applicable vesting date.

Narrative to Summary Compensation Table and Outstanding Equity Awards at 2017 Fiscal Year End

Terms and Conditions of Employee Arrangements with our NEOs

Employment Agreements

We entered into employment agreements with each of the NEOs in connection with our IPO in August 2017, which supersede in their entirety the prior employment agreements or offer letters with our NEOs. These agreements set forth the terms and conditions of employment of each named executive officer, including base salary, initial equity award grants, and standard employee benefit plan participation. The agreements also include certain change and control severance provisions as described in further detail below.

2017 Salaries

From January 1, 2017 until the pricing of our IPO in July 2017, Dr. Beddingfield’s annual base salary was $375,000. Effective as of the pricing of our IPO, Dr. Beddingfield’s annual base salary was increased to $415,000. For fiscal year 2017, Mr. Peterson’s annual base salary was $335,000 and Dr. Harris’s annual base salary was $340,000. Our board of directors or the compensation committee reviews, and may, in its discretion, increase each NEO’s base salary from time to time to ensure compensation adequately reflects the NEO’s qualifications, experience, role and responsibilities.

Terms and Conditions of 2017 Annual Bonuses

Each NEO’s target bonus opportunity is expressed as a percentage of base salary which can be achieved by meeting a combination of corporate goals and individual goals at target level. Each of our NEOs’ target bonus opportunity is originally set in their employment agreements with us. The 2017 annual bonuses for Dr. Beddingfield and Mr. Peterson were targeted at 45% and 35% of their respective base salaries. The 2017 annual bonus for Dr. Harris was targeted at 50% and 35% before and after our IPO, respectively, resulting in a prorated target bonus of approximately 44%.

For 2017, each NEO was eligible to receive a maximum award equal to 150% of his or her target award opportunity. In the case of our Chief Executive Officer, his entire target annual cash incentive compensation opportunity was based on our actual performance as assessed against corporate performance measures. In the case of the other NEOs, their target annual cash incentive compensation opportunities were weighted 75% on our actual performance as assessed against corporate performance measures and 25% on their actual performance as assessed against individual performance measures.

The corporate performance goals for these annual bonuses are reviewed and approved annually by our board of directors in the beginning of the fiscal year. When determining the 2017 performance bonus program for our NEOs, the board of directors set certain corporate performance goals, using a mixture of several objectives relating to the development of our clinical programs and other operational and financial matters. For each corporate performance goal, the board of directors approved a weighting, as well as a 100% target level of attainment, and up to an additional 50% bonus potential for certain stretch goals. In early 2018, the board of directors reviewed results against each corporate performance goal for 2017, applying weightings and attainment levels accordingly. Based on the board of directors’ assessment, the overall corporate performance goals scoring was approved at 134.25% of the target for 2017 corporate goals.

In 2017, 25% of the cash incentive opportunity for each of our NEOs other than our Chief Executive Officer was based on each executive’s performance with respect to individual performance objectives approved by our board of directors based on the recommendation of our Chief Executive Officer. Our board of directors, based on recommendations from the compensation committee and our Chief Executive Officer, evaluated the achievement of the other NEOs against his individual performance objectives and approved each NEO’s annual cash incentive compensation award. Mr. Peterson’s individual achievement was approved at 132% and Dr. Harris’ individual achievement was approved at 124%. For 2017, the board of directors also approved additional bonus amounts to our NEOs for the achievement of certain other Company goals, which were awarded in addition to the bonus payouts for the corporate and individual achievement described above.

Based on these performance criteria, for fiscal year 2017, Dr. Beddingfield’s bonus was $290,232, Mr. Peterson’s bonus was $120,827 and Dr. Harris’s bonus was $271,265. These annual bonus amounts are set forth in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above.

2017 Equity Award Grants

During 2017, Dr. Beddingfield, Mr. Peterson and Dr. Harris were granted options to purchase our common stock. See the table above entitled “Outstanding Equity Awards at 2017 Fiscal Year End” regarding equity awards made in past fiscal years to our NEOs.

In March 2017, in connection with Mr. Peterson’s commencement of employment with us and in accordance with his employment agreement, our board of directors granted Mr. Peterson an option to purchase 147,636 shares of our common stock for an exercise price of $11.04 per share, which the board of directors determined was the fair market value on the date of grant. The option vests as to 1/4th of the shares on March 24, 2018 and 1/48th of the shares on each monthly anniversary of the vesting commencement date thereafter, subject to Mr. Peterson’s continued service through each applicable vesting date.

In August 2017, in connection with our IPO, our board of directors granted options to purchase 42,590, 8,518 and 11,926 shares of our common stock to Dr. Beddingfield, Mr. Peterson and Dr. Harris, respectively, under our 2017 Incentive Award Plan for an exercise price equal to the IPO price of $15.00 per share. Each option vests as to 1/4th of the shares on the one year anniversary of the pricing of the IPO and 1/48th of the shares on each monthly anniversary of the pricing of the IPO thereafter, subject to continued service through each applicable vesting date.

Change in Control and Severance Arrangements

Dr. Beddingfield.

Dr. Beddingfield’s employment agreement provides that in the event Dr. Beddingfield’s employment is terminated by us for any reason other than “cause” (as defined below) or he resigns for “good reason” (as defined below) or his employment is terminated due to death or disability (each, a “Qualifying Termination”), in each case, other than during the period commencing three months prior to and ending 12 months following a change in control (the “Change in Control Period”), and Dr. Beddingfield timely executes and does not revoke a general release of claims in favor of us, then Dr. Beddingfield will receive the following: (i) a severance payment equal to 12 months of his base salary, payable in a lump sum, and (ii) continued health benefits pursuant to COBRA for 12 months following termination or until he becomes eligible for comparable replacement coverage.

Dr. Beddingfield’s employment agreement also provides that in the event Dr. Beddingfield experiences a Qualifying Termination during a Change in Control Period, and Dr. Beddingfield timely executes and does not revoke a general release of claims in favor of us, then Dr. Beddingfield will receive the following: (i) a severance payment equal to the sum of (A) 18 months of his base salary, (B) 18 months of his target annual bonus and (C) his target annual bonus, prorated for his partial service in the year of termination, payable in a lump sum, (ii) continued health benefits pursuant to COBRA for 18 months following termination or until he becomes eligible for comparable replacement coverage, and (iii) full acceleration of the vesting of all of his outstanding equity awards.

Under Dr. Beddingfield’s employment agreement, in the event of a change in control, each of his equity awards granted on or after the effective date of the employment agreement will vest with respect to 50% of the then-unvested shares subject to the award immediately prior to the change in control, and the remaining shares will vest in accordance with their original vesting schedules, subject to Dr. Beddingfield’s continued service, provided that any shares that remain unvested as of the first anniversary of the change in control will vest in full on such date, subject to Dr. Beddingfield’s continued service on such date. In addition, in the event of a change in control, each of Dr. Beddingfield’s equity awards granted prior to the effective date of the employment agreement will accelerate with respect to all shares except the lesser of (i) 6/48ths of the original number of shares underlying the awards or (ii) the then-unvested shares underlying the awards, and the remaining unvested shares will vest in substantially equal installments on each of the first six monthly anniversaries of the change in control, subject to Dr. Beddingfield’s continued service.

Mr. Peterson and Dr. Harris.

Each executive’s employment agreement provides that in the event the executive experiences a Qualifying Termination other than during a Change in Control Period, and the executive timely executes and does not revoke a general release of claims in favor of us, then the executive will receive the following: (i) a severance payment equal to six months of the executive’s base salary, payable in a lump sum, and (ii) continued health benefits pursuant to COBRA for six months following termination or until the executive becomes eligible for comparable replacement coverage.

Each executive’s employment agreement also provides that in the event the executive experiences a Qualifying Termination during a Change in Control Period, and the executive timely executes and does not revoke a general release of claims in favor of us, then the executive will receive the following: (i) a severance payment equal to the sum of (A) 12 months of the executive’s base salary, (B) the executive’s target annual bonus and (C) the executive’s target annual bonus, prorated for the executive’s partial service in the year of termination, payable in a lump sum, (ii) continued health benefits pursuant to COBRA for 12 months following termination or until the executive becomes eligible for comparable replacement coverage, and (iii) full acceleration of vesting for all of the executive’s outstanding equity awards.

Under the executives’ employment agreements, in the event of a change in control, each of the executive’s equity awards will vest with respect to 50% of the then-unvested shares subject to the award immediately prior to the change in control, and the remaining shares will vest in accordance with their original vesting schedules, subject to the executive’s continued service, provided that any shares that remain unvested as of the first anniversary of the change in control will vest in full, subject to the executive’s continued service on such date.

Definitions. For purposes of the employment agreements with our NEOs, “cause” means (i) the executive’s willful or reckless violation of any applicable material law or regulation respecting the business of the Company; (ii) the executive’s conviction of, or plea of nolo contendere to, a non-vehicular felony or other crime involving moral turpitude; (iii) any act of dishonesty, fraud, or misrepresentation in relation to the executive’s duties to the Company which act is materially and demonstrably injurious to the Company; (iv) the executive’s willful and repeated failure to perform in any material respect executive’s duties; (v) the executive’s failure to attempt in good faith to implement a clear and reasonable directive from the CEO (or the board of directors, in the case of Dr. Beddingfield) or to comply with any of the Company’s policies and procedures which failure is either material or occurs after written notice from the board of directors; (vi) any act of gross misconduct which is materially and demonstrably injurious to the Company; or (vii) the executive’s breach of fiduciary duty owed to the Company; provided that in the cases of (iv)-(vii), the executive is given written notice within fifteen (15) days’ notice of the occurrence and an opportunity to cure any such failure that is subject to cure, including a reasonable opportunity to present to the board of directors the executive’s position regarding any dispute relating to the existence of such failure (other than on account of disability).

For purposes of the employment agreements with our NEOs, “good reason” means any one of the following: (i) the material reduction of the executive’s base compensation or bonus target, (ii) the material reduction of the executive’s duties and responsibilities as set forth herein (including material reduction in status, material reduction in offices and/or a requirement to report to any person or entity other than the CEO (or the board of directors, in the case of Dr. Beddingfield) of the Company, or following a change in control, the ultimate parent company of the surviving entity in such change in control that has at least one class of publicly traded securities listed on a national stock exchange) (iii) the Company’s material breach of the employment agreement, or (iv) the relocation of the executive’s principal place of employment that increases the executive’s one-way commute by more than thirty-five (35) miles, provided, that, in each case, the executive will not be deemed to have good reason unless (i) the executive first provides the CEO (or the board of directors, in the case of Dr. Beddingfield) with written notice of the condition giving rise to good reason within thirty (30) days of its initial occurrence, (ii) the Company or the successor company fails to cure such condition within thirty (30) days after receiving such written notice, and (iii) the executive’s resignation based on such good reason is effective within thirty (30) days after the expiration of such cure period.

Separation Agreement with Mr. Peterson.

The Company entered into a separation agreement with Mr. Peterson in connection with Mr. Peterson’s resignation as our Chief Financial Officer effective March 29, 2018. Pursuant to the separation agreement, in exchange for a general release of claims against the Company, the Company will provide continued healthcare coverage to Mr. Peterson until the earlier of September 30, 2018 or the date he becomes eligible for healthcare coverage from another employer.

Other Elements of Compensation

Terms and Conditions of 401(k) Plan

Our U.S. eligible employees, including our NEOs, participate in our 401(k) Plan. Enrollment in the 401(k) Plan is automatic for employees who meet eligibility requirements unless they decline participation. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Service Code of 1986, as amended, or the Code, so that contributions to the 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn from the 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. Under the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan. In December 2017, the board of directors approved matching employee contributions into their 401(k) Plans at a maximum level of 4% of salary, which matching program did not commence until January 1, 2018.

Employee Benefits and Perquisites

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance. We do not provide our NEOs with perquisites or other personal benefits, other than the retirement, health and welfare benefits that apply uniformly to all of our employees.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2017, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders(1)(2)(3)	1,159,197	$8.19	1,533,071
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	1,159,197	$8.19	1,533,071

(1)	Consists of the Sienna Biopharmaceuticals, Inc. 2017 Incentive Award Plan, 2017 Employee Stock Purchase Plan and 2010 Equity Incentive Plan, as amended.
(2)

The 2017 Equity Incentive Award Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2018 and ending in 2027 equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 12,000,000 shares of stock may be issued upon the exercise of incentive stock options.

(3)	The 2017 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2018 and ending in 2027 equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, no more than 3,000,000 shares of stock may be issued under the 2017 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of April 10, 2018 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each NEOs;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 10, 2018 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The percentage of shares beneficially owned is computed on the basis of 20,732,399 shares of our common stock outstanding as of April 10, 2018. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Sienna Biopharmaceuticals, Inc., 30699 Russell Ranch Road, Suite 140, Westlake Village, California 91362.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Common Stock	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
ARCH Venture Partners VIII, LLC (1)	3,633,068	—	3,633,068	17.5%
Partner Fund Management, L.P. (2)	1,929,053	—	1,929,053	9.3%
FMR, LLC (3)	3,080,835	—	3,080,835	14.9%
Named Executive Officers and Directors:
Frederick C. Beddingfield III, M.D., Ph.D. (4)	694,418	—	694,418	3.3%
Richard Peterson	7,000	36,909	43,909	*
Todd Harris, Ph.D.	590,077	11,978	602,055	2.9%
Keith R. Leonard Jr. (5)	48,484	118,301	166,785	*
Kristina Burow	—	3,100	3,100	*
Dennis M. Fenton, Ph.D.	1,250	9,581	10,831	*
Erle T. Mast	6,700	9,581	16,281	*
Robert More	178,820	9,581	188,401	*
Robert Nelsen (6)	3,633,068	3,100	3,636,168	17.5%
All executive officers and directors as a group (12 persons)	5,456,469	202,131	5,658,600	27.0%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of common stock.
(1)

As reported on a Schedule 13G filed with the SEC on February 2, 2018. Consists of (i) 2,750,575 shares of common stock held by ARCH Venture Fund VIII, L.P. (“ARCH VIII”), and (ii) 882,493 shares of common stock held by ARCH Venture Fund VIII Overage, L.P. (“ARCH Overage”). ARCH Venture Partners VIII,

L.P. (the “GPLP”), as the sole general partner of ARCH VIII, may be deemed to beneficially own certain of the shares held by ARCH VIII. The GPLP disclaims beneficial ownership of all shares held by ARCH VIII in which the GPLP does not have an actual pecuniary interest. ARCH Venture Partners VIII, LLC (“GPLLC”), as the sole general partner of ARCH Overage and GPLP, may be deemed to beneficially own the shares held by ARCH VIII and ARCH Overage. As managing directors of GPLLC, each of Keith Crandell, Clinton Bybee and Robert Nelsen (the “ARCH Managing Directors”) may be deemed to share the power to direct the disposition and vote of, and therefore to beneficially own, the shares held by ARCH VIII and ARCH Overage. The ARCH Managing Directors disclaim beneficial ownership of all shares held by ARCH VIII and ARCH Overage except to the extent of any actual pecuniary interest. The address of ARCH VIII, ARCH Overage, GPLP, GPLLC and the ARCH Managing Directors is 8725 West Higgins Road, Suite 290, Chicago, Illinois 60631.
(2)	As reported on a Schedule 13G/A filed with the SEC on February 14, 2018 by Partner Fund Management, L.P. (“PFM”), Partner Fund Management GP, LLC (“PFM-GP”), Partner Investment Management, L.P. (“PIM”), Partner Investment Management GP, LLC (“PIM-GP”), Brian D. Grossman (“Grossman”) and Christopher M. James (“James” and, collectively with PFM, PFM-GP, PIM, PIM-GP and Grossman, the “PFM Reporting Persons”) with respect to shares of our common stock owned by PFM Healthcare Emerging Growth Master Fund, L.P., a Cayman Islands limited partnership (“HEGM”), PFM Healthcare Master Fund, L.P., a Cayman Islands limited partnership (“HCM”), PFM Healthcare Opportunities Master Fund, L.P., a Cayman Islands limited partnership (“HCOPP”), PFM Healthcare Long Master Fund, L.P., a Cayman Islands limited partnership (“HCLM”), PFM Healthcare Principals Fund, L.P., a Delaware limited partnership (“HCP”), and Partner Investments, L.P., a Delaware limited partnership (“PI” and, collectively with HEGM, HCM, HCOPP, HCLM and HCP, the “PFM Funds”). PFM is the investment advisor for HEGM, HCM, HCOPP and HCLM. PIM is the investment advisor for HCP and PI. PFM-GP and PIM-GP are, respectively, the general partners of PFM and PIM. Grossman is the portfolio manager for the health care strategy for the PFM Funds. James is the portfolio manager for the diversified strategy for the PFM Funds. Grossman and James are co-managing members of PFM-GP and PIM-GP. PFM and PFM-GP may be deemed to beneficially own 1,628,142 shares of common stock. PIM and PIM-GP may be deemed to beneficially own 300,911 shares of common stock. Grossman may be deemed to beneficially own 1,929,053 shares of common stock. James may be deemed to beneficially own 1,929,053 shares of common stock. The address of the principal business office of such entities and persons is c/o Partner Fund Management, L.P., 4 Embarcadero Center, Suite 3500, San Francisco, CA 94111.
(3)	As reported on a Schedule 13G/A filed with the SEC on February 13, 2018. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR LLC and Abigail P. Johnson may be deemed to have beneficial ownership of 3,080,835 shares of common stock. Fidelity Growth Company Fund may be deemed to have beneficial ownership of 1,387,722 shares of common stock. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(4)

Consists of (i) 553,652 shares of common stock held directly by Dr. Beddingfield, (ii) 112,614 shares of common stock held by Beddingfield Family Trust, (iii) 14,076 shares of common stock held by Beddingfield Children’s Trust fbo Catherine Sara Beddingfield (the “CSB Trust”) and (iv) 14,076 shares of common stock held by Beddingfield Children’s Trust fbo Claire Elizabeth Beddingfield (the “CEB Trust”).

As a trustee of Beddingfield Family Trust, CSB Trust and CEB Trust, Dr. Beddingfield has shared voting and investment power over the shares of common stock held by such trusts.
(5)	Consists of (i) 31,784 shares of common stock held by Andalucia Ventures LLC, (ii) 16,700 shares of common stock held by Leonard Family Trust and (iii) 118,301 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 10, 2018. As a trustee of Leonard Family Trust, Mr. Leonard has shared voting and investment power over the shares of common stock held by such trust.
(6)	Consists of (i) the shares described in note 1 above and (ii) 3,100 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 10, 2018. Mr. Nelsen is a managing director of GPLLC, which is the sole general partner of GPLP, which is the sole general partner of ARCH VIII and ARCH Overage, and as such may be deemed to beneficially own such shares. Mr. Nelsen disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2017.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Sienna stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to: 30699 Russell Ranch Road, Suite 140, Westlake Village, California 91362 or (3) contact our Investor Relations department by telephone at 818-629-2256. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Other Matters

As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties.

If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2017 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov and our website at http://www.siennabio.com. Upon written request by a Sienna stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the General Counsel and Corporate Secretary, 30699 Russell Ranch Road, Suite 140, Westlake Village, California 91362.

By Order of the Board of Directors

Timothy K. Andrews
General Counsel and Corporate Secretary

April 19, 2018

EQ Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named

proxies to vote your shares in the same manner as if

you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/snna Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 31, 2018.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 31, 2018.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

    Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2:

1.  Election of two Class I directors to serve for a three-year term until the 2021 annual meeting of stockholders or until their successors are elected and qualified. The nominees for election to the Company’s board of directors are:

01 Frederick C. Beddingfield III, M.D., Ph.D. 02 Todd Harris, Ph.D.	☐	Vote FOR all nominees	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2018.		☐ For	☐	Against	☐	Abstain

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Please indicate if you plan to attend this meeting		☐ Yes	☐	No

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

SIENNA BIOPHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 1, 2018

10:00 a.m. local time

Hyatt Regency Westlake

880 S. Westlake Blvd.

Westlake Village, California 91361

Sienna Biopharmaceuticals, Inc. 30699 Russell Ranch Road, Suite 140 Westlake Village, California 91362	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 1, 2018.

This proxy, when properly executed, will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Frederick C. Beddingfield III, M.D., Ph.D. and Timothy K. Andrews, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.